UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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Baxter International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BAXTER INTERNATIONAL INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 5, 2020

On March 17, 2020, Baxter International Inc. (“Baxter”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its Annual Meeting of Stockholders to be held on May 5, 2020. On March 31, 2020, Baxter issued a press release announcing that its Annual Meeting of Stockholders will now be held by means of a virtual format only. The press release is being filed herewith as definitive additional material.

The press release should be read in conjunction with the Proxy Statement.

Media Contact

Stacey Eisen, (224) 948-5353

media@baxter.com

Investor Contact

Clare Trachtman, (224) 948-3020

BAXTER TO HOST ITS ANNUAL MEETING OF STOCKHOLDERS IN VIRTUAL FORMAT

DEERFIELD, Ill., March 31, 2020 – Baxter International Inc. (NYSE:BAX), a leading global medical products company, today announced that, due to the public health and safety concerns related to the novel coronavirus (COVID-19) pandemic and recommendations and orders from Federal and Illinois authorities, its Annual Meeting of Stockholders (the 2020 Annual Meeting) will now be held by means of a virtual format only.

The 2020 Annual Meeting will be held on Tuesday, May 5, 2020 at 9 a.m., Central Time, as disclosed in Baxter’s proxy statement for the meeting. Online access to the meeting will begin at 8:30 a.m., Central Time. Shareholders will not be able to attend the meeting in person. If you plan to attend the meeting, please check https://investor.baxter.com for updates prior to the meeting date.

As always, whether or not you plan to attend the 2020 Annual Meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials for the meeting. If you have already voted, you do not need to vote again.

Attending the Virtual Meeting

You can attend the meeting by accessing www.virtualshareholdermeeting.com/BAX2020 and entering the 16-digit control number on the proxy card or notice of availability of proxy materials you previously received; if you hold your shares in “street name” (i.e., through an account at a broker or other nominee), please follow your broker’s or nominee’s instructions you previously received to obtain your 16-digit control number or otherwise attend through the broker or nominee.

A list of Baxter’s shareholders of record will be available for examination by shareholders on the meeting website during the meeting.

Asking Questions

If you wish to submit a question, you may do so in two ways. If you want to ask a question before the meeting, then beginning at 9 a.m., Central Time, on May 1, 2020, and until 11:59 p.m., Central Time, on May 4, 2020, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, you will be able to submit questions live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/BAX2020, typing your question into the “Ask a Question” field, and clicking “Submit.”

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If any questions pertinent to meeting matters cannot be answered during the meeting due to time constraints, we will post and answer a representative set of these questions online at https://investor.baxter.com. The questions and answers will be available as soon as reasonably practicable after the meeting and will remain available until one week after posting.

Voting Shares at the Virtual Meeting

If you have not voted your shares prior to the meeting, you will be able to vote your shares electronically at the 2020 Annual Meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received.

The proxy materials you previously received may continue to be used to vote your shares in connection with the meeting. If you have already voted, you do not need to vote again.

Attending the Virtual Meeting as a Guest

If you would like to attend the meeting as a guest in listen-only mode, please access www.virtualshareholdermeeting.com/BAX2020 and enter the information requested on the screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

About Baxter

Every day, millions of patients and caregivers rely on Baxter’s leading portfolio of critical care, nutrition, renal, hospital and surgical products. For more than 85 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers that make it happen. With products, technologies and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.